                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our report dated February 3, 2003, except for Note 19, as to which the date is March 10, 2003, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Jefferson-Pilot Corporation, and our report included in the following paragraph with respect to financial statement schedules, in the following Registration Statements:

        Form S-8, Nos. 2-36778, 2-56410, 33-30530, and 333-101091 pertaining to the Long Term Stock Incentive Plan and predecessor stock plans, and outstanding effective registration statements on Form S-16 included in certain such S-8 filings;

        Form S-8, No. 33-56369, pertaining to the JP Teamshare Plan and Guarantee Thrift Savings Plan and Trust;

        Form S-8, Nos. 33-64137, and 333-109090, pertaining to the Non-Employee Directors' Stock Option Plan.

     Our audit also included the financial statement schedules of Jefferson-Pilot Corporation listed in Item 15. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Greensboro, North Carolina
March 26, 2003

                                       E-4